                                 AMENDMENT NO. 8

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated December 18, 1996, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and Merrill Lynch Life Insurance Company ("MLLIC"), an Arkansas life insurance company, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

o    AIM V.I. Basic Value Fund

o    AIM V.I. Capital Appreciation Fund

o AIM V.I. International Growth Fund (formerly known as AIM V.I. International Equity Fund)

o    AIM V.I. Mid Cap Core Equity Fund

o    AIM V.I. Core Equity Fund*

----------
*    Effective May 1, 2006.

SEPARATE ACCOUNTS UTILIZING THE FUNDS

o    Merrill Lynch Life Variable Annuity Separate Account A

o    Merrill Lynch Variable Life Separate Account

o    Merrill Lynch Life Variable Life Separate Account II

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

o    Merrill Lynch Investor Choice-Investor Series

o    Merrill Lynch Retirement Plus

o    Merrill Lynch Investor Life

o    Merrill Lynch Investor Life Plus

o    Merrill Lynch Estate Investor I

o    Merrill Lynch Estate Investor II

o    Prime Plans I, II, III, IV, V, VI, 7

o    Prime Plan Investor

o    Directed Life, Directed Life 2

o    Merrill Lynch Retirement Power

o    Merrill Lynch Legacy Power

o    Merrill Lynch Retirement Optimizer

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:   May 1, 2006

                                                     AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                             By:      /s/ Robert H. Graham
        ------------------------------------                  --------------------------------------------

Name:   Jim Coppedge                                 Name:    Robert H. Graham
      --------------------------------------                  --------------------------------------------

Title:  Assistant Secretary                          Title:   President
        ------------------------------------                  --------------------------------------------


                                                     A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace                        By:      /s/ Gene L. Needles
        ------------------------------------                  --------------------------------------------

Name:   P. Michelle Grace                            Name:    Gene L. Needles
      --------------------------------------                  --------------------------------------------

Title:  Assistant Secretary                          Title:   President
        ------------------------------------                  --------------------------------------------


                                                     MERRILL LYNCH LIFE INSURANCE COMPANY


Attest:                                              By:      /s/ Kirsty Lieberman
        ------------------------------------                  --------------------------------------------

Name:                                                Name:    Kirsty Lieberman
      --------------------------------------                  --------------------------------------------

Title:                                               Title:   Vice President & Senior Counsel
         -----------------------------------                  --------------------------------------------

                                       4